UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      February 15, 2005

Life Time Fitness, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway Eden Prairie, Minnesota		55344

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (952) 947-0000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES
EXHIBIT INDEX
Summary of Non-Employee Director Compensation
Press Release

Item 1.01. Entry into a Material Definitive Agreement.

Compensation for New Director

As discussed in Item 5.02 below, on February 16, 2005, the Governance and Nominating Committee of the Board of Directors of Life Time Fitness, Inc. (the “Company”) elected James F. Halpin as a new director. On February 16, 2006, the Board of Directors approved the compensation payable to the Company’s non-employee directors, including Mr. Halpin. The terms of the compensation, which includes initial compensation related to election as a director and annual compensation, and which includes both cash and equity compensation, are described in the term sheet attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

     On February 17, 2005, Life Time Fitness, Inc. reported its financial results for its fiscal quarter and the full year ended December 31, 2004. See the Company’s press release dated February 17, 2005, which is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

     In addition to the information in the press release under the heading “Non-GAAP Financial Measures,” the Company provides the following additional information about the Company’s use of EBITDA. The Company believes EBITDA is useful to an investor in evaluating the Company’s operating performance and liquidity because:

•	it is a widely accepted financial indicator of a company’s ability to service its debt and the Company is required to comply with certain covenants and borrowing limitations that are based on variations of EBITDA in certain of the Company’s financing documents;

•	it is widely used to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of corporate performance exclusive of the Company’s capital structure and the method by which assets were acquired; and

•	it helps investors to more meaningfully evaluate and compare the results of the Company’s operations from period to period by removing from the Company’s operating results the impact of its capital structure, primarily interest expense from the Company’s outstanding debt, and asset base, primarily depreciation and amortization of the Company’s properties.

     The Company’s management uses EBITDA:

•	as a measurement of operating performance because it assists the Company in comparing its performance on a consistent basis, as it removes from the Company’s operating results the impact of the Company’s capital structure, which includes interest expense from the Company’s outstanding debt, and the Company’s asset base, which includes depreciation and amortization of the Company’s properties;

•	in presentations to the members of the Company’s board of directors to enable the board to have the same consistent measurement basis of operating performance used by management; and

•	as the basis for incentive bonuses paid to selected members of senior and center-level management.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Retirement of Director

On February 16, 2005, W. John Driscoll announced that he was retiring from the Company’s Board of Directors effective immediately.

(c) Election of Officer

On February 15, 2005, the Board of Directors re-appointed the Company’s executive officers and also appointed John M. Hugo, the Company’s Controller, as the Company’s principal accounting officer.

(d) Election of Director

     On February 16, 2005, the Nominating and Governance Committee of the Company’s Board of Directors elected James F. Halpin as a new director. Mr. Halpin will serve as the Chair of the Compensation Committee and a member of the Audit Committee. Mr. Halpin started his own private investment firm after he retired as President, Chief Executive Officer, Chief Operating Officer and a director of CompUSA Inc., a publicly traded retailer of computer hardware, software, accessories and related products, where he served from 1993 to 2000. Mr. Halpin also is a director of Majesco Holdings, Inc. and Marvel Enterprises, Inc. Mr. Halpin will receive the compensation described above under Item 1.01.

Item 9.01. Financial Statements and Exhibits.

The following Exhibits are being filed or furnished herewith:

10.1      Summary of Non-Employee Director Compensation.

99.1      Press Release dated February 17, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.

Date: February 17, 2005	By /s/ Michael R. Robinson
Michael R. Robinson
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Summary of Non-Employee Director Compensation.	Filed
Electronically

99.1	Press Release dated February 17, 2005.	Filed
Electronically